Exhibit p(i)

INVESTORS RESEARCH FUND

Code of Ethics
Revised September 2000

1.   BACKGROUND

     Rule 17j-1 (the "Rule") under the Investment Company Act of 1940 (the "Investment Company Act") requires Investors Research Fund, Inc. (the "Fund"), as a registered investment company, to adopt a written Code of Ethics. The Rule also requires investment advisers to and principal underwriters (each a "Fund Organization") of the Fund to adopt a written Code of Ethics and to report to the Board of Directors of the Fund (the "Board") any material compliance violations. The Board may only approve a Code of Ethics after it has made a determination that the Code of Ethics contains provisions designed to prevent "access persons" (summarized below and further defined in Appendix 1) from engaging in fraud. In addition, certain key "investment personnel" (summarized below and defined in Appendix 1) of a Fund Organization are subject to further pre-clearance procedures with respect to their investment in securities offered through an initial public offering (an "IPO") or private placement (a "Limited Offering").

2.   KEY DEFINITIONS

For other definitions, see Appendix 1

     The term "Access Person" is generally defined by the Rule to include: (i) any director, officer, general partner or key investment personnel of the Fund or an investment adviser to the Fund; and (ii) any director, officer, or general partner of a principal underwriter who has knowledge of the investment activities of the Fund. The Fund Compliance Officer (defined below) will notify an employee if that person fits the above definition and maintain a list of all Access Persons (see Appendix 2).

     The term "Investment Personnel" is generally defined by the Rule to include
     (i) any employee of the Fund or an investment adviser to the Fund who regularly participates in making recommendations regarding the purchase or sale of securities by the Fund; and (ii) any natural person who controls the Fund or an investment adviser to the Fund who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund. The Fund Compliance Officer will notify an employee if that person fits the above definition and maintain a list of all Investment Personnel (see Appendix 2). Investment Personnel are also Access Persons.

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3.   GENERAL PROHIBITIONS UNDER THE RULE

     The Rule prohibits fraudulent activities by affiliated persons of the Fund or a Fund Organization. Specifically, it is unlawful for any of these persons to:

     (a) employ any device, scheme or artifice to defraud the Fund;

     (b) make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

     (c) engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

     (d) engage in any manipulative practice with respect to the Fund.

4.   COMPLIANCE OFFICER

     In order to meet the requirements of the Rule, the Code of Ethics includes a procedure for detecting and preventing material trading abuses and requires all Access Persons to report personal securities transactions on an initial, quarterly and annual basis (the "Reports"). The Board will appoint a compliance officer (the "Fund Compliance Officer") to receive and review Reports delivered to the Fund Compliance Officer in accordance with
     Section 5 below. In addition, the compliance officer of each Fund Organization will report to the Board any material violations of the Code of Ethics in accordance with Section 7 below.

5.   ACCESS PERSON REPORTS

     All Access Persons of Fund Organizations are required to submit the following reports to the Fund Compliance Officer for themselves and any immediate family member residing at the same address. In lieu of providing the Reports, an Access Person may submit brokerage statements or transaction confirmations that contain duplicate information. The Access Person should arrange to have brokerage statements and transaction confirmations sent directly to the Fund Compliance Officer (see Appendix 3 for the form of an Authorization Letter):

     (a) Initial Holdings Report. Within ten days of beginning employment, each Access Person must report the following information:

          (1) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

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          (2) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and

          (3) The date the report is submitted by the Access Person.

     A form of the Initial Holdings Report is attached as Appendix 4.

     (b) Quarterly Transaction Reports. Within ten days of the end of each calendar quarter, each Access Person must report the following information:

          (1) With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

               (i) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

               (ii) The nature of the transaction (i.e., purchase, sale);

               (iii) The price of the Covered Security at which the transaction was effected;

               (iv) The name of the broker, dealer or bank with or through which the transaction was effected; and

               (v) The date that the report is submitted by the Access Person.

          (2) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

               (i) The name of the broker, dealer or bank with whom the Access Person established the account;

               (ii) The date the account was established; and

               (iii) the date that the report is submitted by the Access Person.

     A form of the Quarterly Transaction Report is attached as Appendix 5.

     (c) Annual Holdings Reports. Each year, the Access Person must report the following information:

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          (1) The title, number of shares and principal amount of each Covered
          Security in which the Access Person had any direct or indirect beneficial ownership;

          (2) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities were held for the direct or indirect benefit of the Access Person; and

          (3) The date the report is submitted by the Access Person.

          A form of the Annual Holdings Report is attached as Appendix 6.

6.   EXCEPTIONS TO REPORTING REQUIREMENTS

     (a) Independent Trustee. A trustee of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act (an "Independent Trustee") is not required to:

          (1) file an Initial Holdings Report or Annual Holdings Report; or

          (2) file a Quarterly Transaction Report, unless the Independent Trustee knew, or, in the ordinary course of fulfilling his or her official duties as a director, should have known that during a 15 day period immediately before or after his or her transaction in a Covered Security, that the Fund purchased or sold the Covered Security, or the Fund or its investment adviser considered purchasing or selling the Covered Security.

     (b) Principal Underwriter. An Access Person of the Fund's principal underwriter is not required to make any Reports under Section 5 above if the principal underwriter:

          (1) is not an affiliated person of the Fund or the investment adviser to a Fund.

          (2) has no officer, director or general partner who serves as an officer, director or general partner of the Fund or of any investment adviser to a Fund.

     (c) Investment Adviser and Principal Underwriter. An Access Person of the Fund's investment adviser or principal underwriter is not required to make any Reports under Section 5 above if it has adopted a code of ethics in conformity with Rule 17j-1 which has bee approved by the Board (each an "Approved Code").

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7.   ADMINISTRATION OF THE CODE OF ETHICS REPORTING VIOLATIONS AND CERTIFYING
     COMPLIANCE

     (a) Each Fund Organization must use reasonable diligence and institute policies and procedures reasonably necessary to prevent its Access Persons from violating this Code of Ethics.

     (b) The Fund Compliance Officer shall circulate the Code of Ethics and receive an acknowledgement from each Access Person who is not covered by an Approved Code that the Code of Ethics has been read and understood.

     (c) The Fund Compliance Officer shall compare all Reports with completed and contemplated portfolio transactions of the Fund to determine whether a possible violation of the Code of Ethics and/or other applicable trading policies and procedures may have occurred. No Access Person shall review his or her own Report(s). The Fund Compliance Officer shall appoint an alternate to review his or her own Reports if the Fund Compliance Officer is also an Access Person.

     (d) On an annual basis, the Fund Compliance Officer shall prepare a written report describing any issues arising under the Code of Ethics or its underlying procedures, including information about any material violations of the Code of Ethics or its underlying procedures and any sanctions imposed due to such violations and submit the information to the Board.

     (e) On an annual basis, the compliance officers of each Fund Organization shall prepare a similar written report and submit the same to the Board.

     (f) On an annual basis, each Fund Organization shall certify to the Board that it has adopted procedures reasonably necessary to prevent its Access Persons from violating its Approved Code.

8.   COMPLIANCE WITH OTHER SECURITIES LAWS

     This Code of Ethics is not intended to cover all possible areas of potential liability under the Investment Company Act or under the federal securities laws in general. For example, other provisions of Section 17 of the Investment Company Act prohibit various transactions between a registered investment company and affiliated persons, including the knowing sale or purchase of property to or from a registered investment company on a principal basis, and joint transactions (i.e., combining to achieve a substantial position in a security or commingling of funds) between an investment company and an affiliated person. Access Persons covered by this Code of Ethics are advised to seek advice before engaging in any transactions involving securities held or under consideration for purchase

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     or sale by the Fund or if a transaction directly or indirectly involves themselves and the Fund other than the purchase or redemption of shares of the Fund or the performance of their normal business duties.

     In addition, the Securities Exchange Act of 1934 may impose fiduciary obligations and trading restrictions on access persons and others in certain situations. It is expected that access persons will be sensitive to these areas of potential conflict, even though this Code of Ethics does not address specifically these other areas of fiduciary responsibility.

9.   PROHIBITED TRADING PRACTICES

     (a) No Access Person may purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transactions acquires, any direct or indirect beneficial ownership if such action would violate any provision of section 3 of this Code and such security to his or her actual knowledge at the time of such purchase or sale:

          (i) is being considered for purchase or sale by the Fund;

          (ii) is in the process of being purchased or sold by the Fund (except that an access person may participate in a bunched transaction with the Fund if the price terms are the same in accordance with trading policies and procedures adopted by the Fund Organization).; or

          (iii) is or has been held by the Fund within the most recent 15 day period.

     (b) Investment Personnel of the Fund or its investment adviser must obtain approval from the Fund or the Fund's investment adviser before directly or indirectly acquiring beneficial ownership in any securities in an IPO or Limited Offering.

     (c) No Access Person may trade ahead of the Fund - a practice known as "frontrunning."

10.  SANCTIONS

     As to any material violation of this Code of Ethics, each Fund Organization shall adopt trading policies and procedures that provide for sanctions of the Access Persons. Such sanctions may include, but are not limited to: (1) a written reprimand in the Access Person's employment file; (2) a suspension from employment; and/or (3) termination from employment.

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     The Board may also impose sanctions as it deems appropriate, including sanctions against the Fund Organization or the Fund Compliance Officer for failure to adequately supervise its Access Persons.

ACKNOWLEDGED AND AGREED:

I have read, and I understand the terms of, this Code of Ethics.


By: ____________________________________
Name: __________________________________
Title: _________________________________
Fund Organization: _____________________
Date: __________________________________


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                                   APPENDIX 1
                                   DEFINITIONS


ACCESS         (i) any director, officer, general partner or Advisory Person of
PERSON         the Fund or of a Fund's investment adviser; and (ii) any
               director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered
               Securities by the Fund, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities.

ADVISORY       (i) any employee of the Fund or investment adviser (or of any
PERSON         company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (ii) any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

CONTROL The power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

COVERED        Includes any Security (see below) but does not include (i) direct
SECURITY       obligations of the Government of the United States; (ii) bankers'
               acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end investment companies (i.e., mutual funds).

INVESTMENT     (i) any employee of the Fund or investment adviser (or of any
PERSONNEL      company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of security by the Fund; and (ii) any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

LIMITED        An offering that is exempt from registration under the Securities
OFFERING       Act of 1933 (the "Securities Act") pursuant to Section 4(2) or
               Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

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PURCHASE OR    Includes, among other things, the writing of an option to
SALE OF A      purchase or sell a Covered Security.
COVERED
SECURITY

SECURITY Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

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                                   APPENDIX 2
                 LIST OF ACCESS PERSONS AND INVESTMENT PERSONNEL


--------------------------------------------------------------------------------
                                 Acknowledgement of
                                     Receipt of             Is this Person also
     Name            Title         Code of Ethics          Investment Personnel?
--------------------------------------------------------------------------------
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                                   APPENDIX 3
                          FORM OF AUTHORIZATION LETTER

                                      Date

Name of Broker
Address

     Re: Brokerage Statements of [name of employee]

Ladies and Gentlemen:

     The above referenced person is an employee of [name of Fund Organization]. Federal securities laws require that we monitor the personal securities transactions of certain key personnel. By this Authorization Letter, and the acknowledgement of the employee below, please forward duplicate copies of the employee's brokerage statements and transaction confirmations to:

     [Compliance Officer]
     [Fund Organization]
     [Address]

     Should you have any questions, please contact the undersigned at [number].

                                        Very truly yours,


AUTHORIZATION:

     I hereby authorize you to release duplicate brokerage statements and transaction confirmations to my employer.

                                        Signature: _____________________________
                                        Name: __________________________________
                                        SSN: ___________________________________
                                        Account Number: ________________________
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                                   APPENDIX 4
                             INITIAL HOLDINGS REPORT
                    (complete within ten days of employment)

                                Date: ___________

Note: In lieu of this Report, you may submit duplicate copies of your brokerage statements

1. HOLDINGS

--------------------------------------------------------------------------------
NAME OF COVERED SECURITY           NUMBER OF SHARES          VALUE OF SECURITY
--------------------------------------------------------------------------------




2. BROKERAGE ACCOUNTS

--------------------------------------------------------------------------------
 NAME OF INSTITUTION AND
  ACCOUNT HOLDERS' NAME                                     HAVE YOU REQUESTED
(I.E., YOU, SPOUSE CHILD)           ACCOUNT NUMBER         DUPLICATE STATEMENTS?
--------------------------------------------------------------------------------




Reviewed:
          ----------------------------------
            (compliance officer signature)
Date:
      --------------------------------------
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                                   APPENDIX 5
                          QUARTERLY TRANSACTION REPORT
                    (complete within ten days of the quarter)

                                Date: ___________

Note: In lieu of this Report, you may submit duplicate copies of your brokerage statements

1. TRANSACTIONS

--------------------------------------------------------------------------------
                                           NATURE OF
                                          TRANSACTION
NAME OF COVERED              NUMBER OF    (I.E., BUY,    PURCHASE      DATE OF
    SECURITY       BROKER     SHARES         SELL)        PRICE      TRANSACTION
--------------------------------------------------------------------------------




2. BROKERAGE ACCOUNTS OPENED DURING QUARTER

--------------------------------------------------------------------------------
 NAME OF INSTITUTION AND
  ACCOUNT HOLDERS' NAME                                     HAVE YOU REQUESTED
(I.E., YOU, SPOUSE CHILD)           ACCOUNT NUMBER         DUPLICATE STATEMENTS?
--------------------------------------------------------------------------------




Reviewed:
          ----------------------------------
            (compliance officer signature)
Date:
      --------------------------------------

                                   APPENDIX 6
                             ANNUAL HOLDINGS REPORT
                (to be completed within thirty days of each year)

                                Date: ___________

Note: In lieu of this Report, you may submit duplicate copies of your brokerage statements

1. HOLDINGS

--------------------------------------------------------------------------------
NAME OF COVERED SECURITY           NUMBER OF SHARES          VALUE OF SECURITY
--------------------------------------------------------------------------------




2. BROKERAGE ACCOUNTS

--------------------------------------------------------------------------------
 NAME OF INSTITUTION AND
  ACCOUNT HOLDERS' NAME                                     HAVE YOU REQUESTED
(I.E., YOU, SPOUSE CHILD)           ACCOUNT NUMBER         DUPLICATE STATEMENTS?
--------------------------------------------------------------------------------




Reviewed:
          ----------------------------------
            (compliance officer signature)
Date:
      --------------------------------------